Exhibit 10-52

                  FIRST AMENDMENT TO SEVERANCE AGREEMENT


     THIS FIRST AMENDMENT TO SEVERANCE AGREEMENT ("First
Amendment") dated as of the 1st day of January, 1996, is made and entered into by and between New York State Electric & Gas
Corporation, a New York corporation (the "Company") and
             ("Executive") amending certain provisions of the
Severance Agreement, dated as of                     ,
("Severance Agreement") by and between the Company and Executive.

     WHEREAS, the Company has, effective January 1, 1996, adopted
i) an Annual Executive Incentive Plan which replaces the Company's Annual Executive Incentive Compensation Plan, and ii) a
Long Term Executive Incentive Share Plan which replaces the
Company's Performance Share Plan; and

     WHEREAS, the parties hereto wish to amend the Severance
Agreement to reflect the new incentive compensation plans adopted by the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

          1.   Section 6.1 (A)(ii) of the Severance
     Agreement is hereby amended to read in its entirety as follows:

          (ii) the higher of (x) the amount paid to the Executive pursuant to the Company's Annual
          Executive Incentive Compensation Plan, Annual
          Executive Incentive Plan, or any successor plan, as the case may be, in the fiscal year preceding that in which the Date of Termination occurs, or
          (y) the average amount so paid in the three fiscal years preceding that in which the Change in Control occurs.

          2. Section 6.1 (B) of the Severance Agreement is hereby amended to read in its entirety as follows:

          (B)  Notwithstanding any provision of the
          Company's Annual Executive Incentive
          Compensation Plan or Annual Executive
          Incentive Plan (but provided that there shall
          be no duplication of the benefits under such
          plans), the Company shall pay to the Executive
          a lump sum amount, in cash, equal to the sum
          of (i) any incentive compensation which has
          been allocated or awarded to the Executive for
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          a completed fiscal year preceding the Date of
          Termination under the Annual Executive
          Incentive Compensation Plan or the Annual
          Executive Incentive Plan, as the case may be, but has not yet been either (x) paid (pursuant to Section 5.2 hereof or otherwise) or (y) deferred pursuant to the Deferred Compensation
          Plan for Salaried Employees, and (ii) a pro rata portion to the Date of Termination of the aggregate value of any contingent incentive compensation award to the Executive for any uncompleted fiscal year under the Annual
          Executive Incentive Plan calculated as to each such award by assuming the Target Performance goals of such plan have been met;

          3. Section 15 (N)(V) of the Severance Agreement is hereby amended by substituting "Annual Executive Incentive Plan" for "Annual Executive Incentive Compensation Plan" and "Long Term Executive Incentive Share Plan" for "Performance Share Plan."

          4. Except as expressly modified hereby, the terms and provisions of the Severance Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.



NEW YORK STATE ELECTRIC
  & GAS CORPORATION



By:________________________           ___________________________
    Name:                                     [Executive]
    Title: